UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 5, 2006
FCB BANCORP
Incorporated Under the Laws of the State of California

333-126401 Commission File Number	20-3074387 I.R.S. Employer Identification Number
1100 Paseo Camarillo
Camarillo, California 93010
(805) 484-0534
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
     On June 5, 2006, First California Bank (the “Bank”), a wholly-owned subsidiary of FCB Bancorp, and C. G. Kum, the Bank’s President and Chief Executive Officer, entered into an amendment to that certain salary continuation agreement dated March 27, 2003. On the same day, the Bank and Thomas E. Anthony, the Bank’s Executive Vice President and Chief Credit Officer, also entered into an amendment to that certain salary continuation agreement dated March 27, 2003.
     The purpose of the amendments was to bring the agreements into full compliance with the requirements of Internal Revenue Code Section 409A. Copies of the amendments to Mr. Kum’s and Anthony’s agreements are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Description
99.1	409A Amendment to the First California Bank Salary Continuation Agreement for Chong Guk Kim.

99.2	409A Amendment to the First California Bank Salary Continuation Agreement for Thomas E. Anthony.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCB BANCORP
Date: June 6, 2006	By:	/s/ Romolo Santarosa
Romolo Santarosa
Executive Vice President and Chief Financial Officer